Exhibit 10.1

Execution Copy

CONTRIBUTION AGREEMENT

AMONG

HELIO LLC

HELIO, INC.
(for purposes of Section 2.1.1, Article IV and Section 7.16 only)

SK TELECOM USA HOLDINGS, INC.

AND

EARTHLINK, INC.

Dated as of November 7, 2007

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7.5	Fulfillment of Obligations	20

7.6	Third Party Beneficiaries	20

7.7	Counterparts	20

7.8	Section Headings	20

7.9	Notices	20

7.10	Governing Law	22

7.11	Survival of Representations, Warranties and Covenants	22

7.12	Dispute Resolution	22

7.13	Severability	24

7.14	No Personal Liability	24

7.15	Further Assurances	25

7.16	Amendment of Note Purchase and Security Agreement and Guaranty	25

EXHIBITS AND SCHEDULES

Exhibit A	Form of Brand License and Marketing Agreement
Exhibit B	Form of Operating Company Agreement
Exhibit C	Form of Stockholders’ Agreement
Exhibit D	Form of Certificate of Incorporation of Management Company
Exhibit E	Form of Additional Note
Exhibit F-1	Form of SKT Secured Exchangeable Promissory Note
Exhibit F-2	Form of EarthLink Secured Exchangeable Promissory Note

Schedule 3.1.4	Capitalization Summary
Schedule 3.1.10	Intellectual Property
Schedule 3.1.11	Litigation
Schedule 3.1.14	Taxes

ii

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of November 7, 2007, is among HELIO LLC, a Delaware limited liability company (“Operating Company”), SK Telecom USA Holdings, Inc., a Delaware corporation (“SKT Holdings”), EarthLink, Inc., a Delaware corporation (“EarthLink”) and, for purposes of Section 2.1.1, Article IV and Section 7.16 only, HELIO, Inc., a Delaware corporation (“Management Company”).

WHEREAS, in March 2005 SKT, SKT Holdings and EarthLink entered into a joint venture for the purpose of developing and marketing branded wireless telecommunications services conducted through the Operating Company;

WHEREAS, the Operating Company is managed by Management Company;

WHEREAS, the Parties are entering into this Agreement to set forth their agreement as to the SKT Holdings Contribution and the conditions to such contribution;

WHEREAS, in connection with the closing of the transactions contemplated by this Agreement, (i) SKT Holdings, EarthLink and Operating Company will be amending and restating the Operating Company Agreement, (ii) SK Telecom Co., Ltd. (“SKT”), EarthLink and the Management Company will be amending and restating the Stockholders’ Agreement, (iii) the Management Company will be amending and restating the Certificate of Incorporation and (iv) SKT, EarthLink and the Operating Company will be amending and restating the Brand License and Marketing Agreement, all in accordance with the terms hereof; and

WHEREAS, the Parties intend that, for federal income tax purposes, the SKT Holdings Contribution shall qualify as a transfer of assets under the provisions of Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1          Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Additional Membership Units” shall have the meaning set forth in Section 2.1.2.

“Additional Note” shall have the meaning set forth in Section 2.7.

“Affiliates” shall mean with respect to any Person, any Person directly or indirectly Controlling, Controlled by, or under common Control with such other Person at any time during the period for which the determination of affiliation is being made.

“Agreement” shall mean this Contribution Agreement, the Schedules hereto, and the Exhibits hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

“Ancillary Agreements” shall mean, collectively, the Operating Company Agreement, the Brand License and Marketing Agreement and the Stockholders’ Agreement.

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 3.1.5.

“Brand License and Marketing Agreement” shall mean that certain Second Amended and Restated Brand License and Marketing Agreement among EarthLink, SKT and Operating Company, substantially in the form of Exhibit A attached hereto.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Certificate of Incorporation” shall have the meaning set forth in Section 2.1.1.

“Closing” shall have the meaning set forth in Section 2.3.1.

“Closing Date” shall have the meaning set forth in Section 2.3.1.

“Code” shall have the meaning set forth in the Recitals.

“Confidential Information” shall have the meaning set forth in Section 3.1.10(c).

“Contracts” shall mean all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments, non-governmental licenses, notes, mortgages, indentures or other obligations.

“Control” as used with respect to any Entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Entity through the ownership of voting securities or by Contract.

“CPR” shall have the meaning set forth in Section 7.12.2.

“Document Escrow Agent” shall mean Baker & McKenzie LLP, counsel to SKT Holdings.

“EarthLink” shall have the meaning set forth in the Preamble.

“Encumbrances” shall mean liens, charges, encumbrances, pledges, security interests, options, or any other restrictions or third party rights.

“Entity” shall mean any corporation, firm, unincorporated organization, association, partnership, limited partnership, limited liability company, limited liability partnership, business trust, joint stock company, joint venture organization, entity or business.

“Environmental Laws” shall have the meaning set forth in Section 3.1.20.

“FCC Approval” shall have the meaning set forth in Section 5.1.1.

“Final Order” shall have the meaning set forth in Section 5.1.1.

“Financial Statements” shall have the meaning set forth in Section 3.1.6.

“GAAP” shall have the meaning set forth in Section 3.1.6.

“Governmental Entity” shall mean any governmental or regulatory authority, court, agency, commission, body or other similar entity.

“Governmental Filings” shall mean the SKT Holdings Governmental Filings, the EarthLink Governmental Filings and any notices, reports or other filings required to be made by the Operating Company or its Subsidiaries with, or any consents, registrations, approvals, permits or authorizations required to be obtained by the Operating Company or its Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement

“ICC” shall have the meaning set forth in Section 7.12.3.

“Intellectual Property” shall have the meaning set forth in Section 3.1.10(a).

“knowledge”, “knowledge of the Operating Company” or similar expressions shall mean the actual knowledge of the Chief Executuive Officer, the Chief Operating Officer, or the Chief Financial Officer of the Operating Company.

“Laws” shall mean any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, franchise, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law.

“Management Company” shall have the meaning set forth in the Recitals.

“Material Adverse Effect” shall mean, (i) with respect to SKT Holdings, a material adverse change in the financial condition, properties, business or results of operations of SKT Holdings and their respective Subsidiaries taken as a whole that has had or is reasonably likely to have a material adverse effect on the performance of its obligations under this Agreement or any Ancillary Agreement to which it is a party or on Operating Company or Management Company, an event that would prevent, materially delay or materially impair SKT Holdings’ ability to consummate the transactions contemplated by this Agreement; or an event that would prevent the performance by SKT Holdings of any material obligation under this Agreement or any Ancillary Agreement; (ii) with respect to EarthLink, a material adverse change in the financial condition, properties, business or results of operations of EarthLink and its Subsidiaries taken as a whole that has had or is reasonably likely to have a material adverse effect on its performance of its obligations under this Agreement or any Ancillary Agreement or on Operating Company or Management Company; an event that would prevent, materially delay or materially impair EarthLink’s ability to consummate the transactions contemplated by this

Agreement; or an event that would prevent the performance by EarthLink of any material obligation under this Agreement or any Ancillary Agreement; and (iii) with respect to Operating Company or Management Company, a material adverse effect on the financial condition, properties, or results of operations of Operating Company and Management Company, taken together as a whole, assuming for such purposes the completion of the transactions contemplated hereunder in each case.

“Material Agreements” means any agreement or other commitment for capital expenditures, notes, mortgages, or indentures, whether written or oral, to which the Operating Company has agreed or otherwise committed and which has a value in excess (individually or in the aggregate) of US$5,000,000 (excluding any agreement or other commitment between the Operating Company and SKT Holdings or an Affiliate of SKT).

“Membership Unit” shall have the meaning ascribed to such term in the Operating Company Agreement.

“Note” shall have the meaning set forth in Section 2.2.

“Note Purchase Date” shall have the meaning set forth in Section 2.1A.

“Obligations” shall have the meaning set forth in Section 7.14.

“Operating Company” shall have the meaning set forth in the Preamble.

“Operating Company Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of Operating Company, by and among SKT Holdings, EarthLink and Management Company substantially in the form attached hereto as Exhibit B.

“Order” shall have the meaning set forth in Section 5.1.2.

“Parties” shall mean collectively EarthLink, Operating Company, SKT Holdings, and “Party” shall mean each of EarthLink, Operating Company, and SKT Holdings.

“Person” shall mean any natural person or Entity.

“SKT” shall have the meaning set forth in the Preamble.

“SKT Holdings Contribution” shall have the meaning set forth in Section 2.2.

 “SKT Holdings” shall have the meaning set forth in the Preamble.

“SKT Note Purchase” shall have the meaning set forth in Section 2.1A.

“Stockholders’ Agreement” shall mean the Amended and Restated Stockholders’ Agreement to be entered into at Closing by and among SKT, EarthLink and Management Company, substantially in the form set forth in Exhibit C.

“Subsidiary” shall mean, as to any Person, any Entity (i) of which such Person, directly or indirectly, owns securities or other equity interests representing fifty percent (50%) or more of the aggregate voting power or (ii) of which such Person possesses the right to elect fifty percent (50%) or more of the directors or Persons holding similar positions. The Operating Company shall be deemed to be a Subsidiary of the Management Company.

“Taxes” shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Returns” shall have the meaning set forth in Section 3.1.14.

“Termination Date” shall have the meaning set forth in Section 6.1.

“Transfer Taxes” shall mean all federal, state, local or foreign sales, use, value added, documentary, stamp or similar Taxes that may be imposed in connection with the transfers contemplated by this Agreement, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

1.2          Other Terms. Other terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

ARTICLE II
CONTRIBUTIONS

2.1A       SKT Note Purchase.

On the terms and subject to the conditions set forth herein, as soon as practicable following the date hereof but no later than November 12, 2007 (the “Note Purchase Date”), SKT Holdings shall purchase a $40,000,000 Secured Promissory Note (the “Additional Note”) from the Operating Company in substantially the form attached hereto as Exhibit E. Such purchase of the Additional Note is herein collectively referred to as the “SKT Note Purchase”.

2.1          Management Company and Operating Company.

2.1.1       Organizational Documents. Prior to the Closing, Management Company shall file a second amended and restated certificate of incorporation of Management Company substantially in the form attached hereto as Exhibit D (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. At the Note Purchase Date, EarthLink, Management Company and Operating Company shall each execute all Ancillary Documents to which it is a party and deposit such executed Ancillary Documents in escrow with the Document Escrow Agent to be held until released as follows: (i) the executed Ancillary Documents shall be automatically released to SKT Holdings upon the satisfaction or waiver of the conditions contained in Section 5.2 and Section 5.3, or (ii) the executed Ancillary

Documents shall be automatically released and returned to the EarthLink, Operating Company and Management Company, as applicable, upon a termination of this Agreement pursuant to Section 6.1.

2.1.2       Membership Units. At the Closing, in exchange for the SKT Holdings Contribution (as described in Section 2.2 below), the Operating Company shall issue to SKT Holdings 23,333,333 Preferred Membership Units plus such number of Preferred Membership Units that will become issuable to SKT Holdings for the accrued and unpaid interest in respect of the Note and the Additional Note as at the Closing Date in accordance with the terms and conditions thereof (the “Additional Membership Units”).

2.2          SKT Holdings Contributions. On the terms and subject to the conditions set forth herein, at the Closing, SKT Holdings shall exchange each of (i) the Additional Note and (ii) the $30,000,000 Secured Promissory Note from the Operating Company to SKT Holdings, dated September 21, 2007 (the “Note”) and, in each case, the accrued and unpaid interest thereon as at the Closing Date for Preferred Membership Units of the Operating Company. Such exchange of the Note and the Additional Note are herein collectively referred to as the “SKT Holdings Contribution”.

2.3          Closing.

2.3.1       Time and Location of Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall take place at 600 Peachtree Street, Atlanta, Georgia, as promptly as is practicable on the first Business Day following the day on which the conditions set forth in Article V hereof have been satisfied or are duly waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time and place as the Parties may mutually agree. The date on which the Closing occurs is called the “Closing Date.”

2.3.2       Closing Deliveries. At the Closing:

(a)           SKT Holdings shall exchange the Additional Note for Preferred Membership Units of the Operating Company;

(b)           SKT Holdings shall exchange the Note for Preferred Membership Units of Operating Company;

(c)           The Operating Company shall issue the Membership Units in the amounts specified in Section 2.1.2, free and clear of all Encumbrances, other than those Encumbrances contained in the Operating Company Agreement; and

(d)           Operating Company and EarthLink shall cause to be delivered the documents set forth in Sections 5.1 and 5.4, and SKT Holdings shall cause to be delivered the documents set forth in Section 5.3.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Operating Company. Except as set forth on the Schedules referenced in this Section 3, the Operating Company represents and warrants to SKT Holdings as follows:

3.1.1       Organization and Standing; Operating Company Agreement. The Operating Company is a limited liability company duly organized and existing, and is in good standing, under the laws of the State of Delaware. The Operating Company has the requisite limited liability company power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

3.1.2       Limited Liability Company Power. The Operating Company will have on the Closing Date all requisite legal and limited liability company power and authority to execute and deliver this Agreement, to issue the Additional Membership Units to SKT Holdings (or, at SKT Holding’s election, to a Subsidiary of SKT Holdings) in accordance with the Operating Company Agreement, and to carry out and perform its obligations under the terms of this Agreement.

3.1.3       Subsidiaries. Except for Management Company, SKT, SKT Holdings, SK Telecom International, Inc. and EarthLink, the Operating Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any Entity; provided that the Operating Company or Management Company may hold warrants or equity interests in in other Entities issued in the course of business transactions.

3.1.4       Capitalization.

(a)           As of October 31, 2007, the capital of the Operating Company consists of One Hundred Five Million Five Hundred Fifty-Eight Thousand Eight Hundred Twenty-Seven (105,558,827) Membership Units of which (i) Five Million Five Hundred Fifty-Eight Thousand Eight Hundred Twenty-Seven (5,558,827) Common Membership Units are currently issued and outstanding, fully paid and nonassessable; (ii)  One Hundred Million (100,000,000) Preferred Membership Units are issued and outstanding, fully paid and nonassessable; and (iii) the Additional Membership Units are being issued at the Closing and immediately thereafter will be issued and outstanding, fully paid and nonassessable and will be held by SKT Holdings.

Except with respect to options, warrants, exchangeable promissory notes and other similar securities reflected on Schedule 3.1.4, there are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Operating Company is or may become obligated to issue any Membership Units or other securities other than pursuant to the transaction contemplated by this Agreement. There are no preemptive or similar rights to purchase or otherwise acquire Membership Units of the Operating Company from the Operating Company pursuant to any provision of law, or, except as set forth in the Operating Company Agreement as amended to date, any agreement to which the

Operating Company is a party, and (except as set forth in the Operating Company Agreement) there is no agreement, restriction or encumbrance with respect to the sale or voting of any Membership Units of the Operating Company (whether outstanding or issuable upon conversion or exercise of outstanding securities). Except as set forth in the Operating Company Agreement, the Operating Company has no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding Membership Units of the Operating Company have been offered, issued and sold by the Operating Company in compliance with applicable federal and state securities laws.

(b)           As of October 31, 2007, the authorized share capital of the Management Company consists of Two Hundred Million Four (200,000,004) shares of capital stock of which (i) One Hundred Eighty Million Two (180,000,002) shares are authorized as Class A Common Stock, par value $0.01 per share, Five Million Five Hundred Fifty-Eight Thousand Eight Hundred Twenty-Five (5,558,825) of which are currently issued and outstanding, fully paid and nonassessable, Eight Million Two Hundred Thirty Thousand One Hundred Twenty-Five (8,230,125) of which are issuable upon exercise of options granted to employees or others, Five Million Eight Hundred Ninety Thousand Eight Hundred Twenty-Five (5,890,825) of which are reserved for issuance upon exercise of options issuable to employees or others pusuant to Management Company’s equity incentive plans, Six Million Three Hundred Thirteen Thousand Eight Hundred Eighty-Three (6,313,883) of which are issuable upon exercise of warrants granted by the Management Company and One Hundred Million Two (100,000,002) of which are reserved for issuance upon exchange of the Membership Units held by SKT Holdings and EarthLink, and (ii) Two (2) shares are authorized as Class B Common Stock, par value $0.01 per share, Two (2) of which are currently issued and outstanding, fully paid and nonassessable.

Except with respect to options, warrants, exchangeable promissory notes and other similar securities reflected on Schedule 3.1.4, there are no warrants, options, agreements, convertible securities or other commitments pursuant to which the Management Company is or may become obligated to issue any share capital or other securities other than pursuant to the transaction contemplated by this Agreement. Except with respect to exchangeable promissory notes, the number of shares, if any, issuable in connection with the securities described in the immediately preceding sentence is not subject to adjustment by reason of the issuance of the Membership Units hereunder or the issuance of the Class A Common Stock upon exchange of such Membership Units. There are no preemptive or similar rights to purchase or otherwise acquire share capital of the Management Company from the Management Company pursuant to any provision of law, the Certificate of Incorporation as amended to date, the Bylaws of the Management Company or, except as set forth in the Stockholders’ Agreement, any agreement to which the Management Company is a party, and (except as set forth in the Certificate of Incorporation and the Stockholders’ Agreement) there is no agreement, restriction or encumbrance with respect to the sale or voting of any share capital of the Management Company (whether outstanding or issuable upon conversion, exchange or exercise of outstanding securities). Except as set forth in the Certificate of Incorporation, the Management Company has no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except with respect to warrants issued to SKT or SKT Holdings, all of the issued and outstanding shares of capital stock of the Management Company have been offered, issued and sold by the Management Company in compliance with applicable federal and state securities laws.

3.1.5       Authorization. All limited liability company action on the part of the Operating Company and the Management Company necessary for the authorization, execution, delivery and performance of this Agreement by the Operating Company, the authorization, sale, issuance and delivery of the Preferred Membership Units, and the performance of all of the Operating Company’s obligations hereunder shall have been taken prior to the Closing. This Agreement, when executed and delivered by the Operating Company, shall constitute a valid and binding obligation of the Operating Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). This Agreement has been duly authorized by all requisite limited liability company action. Without limiting the generality of the foregoing, the Operating Company shall have given all requisite notice to (or has obtained a valid waiver of such notice from) and shall have obtained all material requisite consents to the transactions contemplated by this Agreement. The Membership Units, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights, preferences, privileges and restrictions described in the Operating Company Agreement.

3.1.6       Financial Statements. The audited combined balance sheets of the Operating Company and Management Company as of December 31, 2006 and 2005, the statements of operations and cash flows as of and for the period ended December 31, 2006 and the period January 25, 2005 (inception) to December 31, 2005 (the “Audited Financial Statements”), an unaudited combined balance sheet for the Operating Company and Management Company as of September 30, 2007 and the unaudited statements of operations and cash flows as of and for the nine months ended September 30, 2007 (the “Unaudited Financial Statements”) have been provided to SKT Holdings. The Audited Financial Statements present fairly, in all material respects, the combined financial position of the Operating Company and Management Company at December 31, 2006 and 2005, and the combined results of its operations and its cash flows for the year ended December 31, 2006, and for the period January 27, 2005 (inception) through December 31, 2005 in conformity with U.S. generally accepted accounting principles applied on a consistent basis. Unless previously communicated to SKT in writing, the Unaudited Financial Statements have been prepared on a basis consistent with the preparation of the Audited Financial Statements, except that the Unaudited Financial Statements do not contain footnotes and have not been audited by a third party accounting firm.

3.1.7       Absence of Changes. Since September 30, 2007, no Material Adverse Effect has occurred.

3.1.8       Material Liabilities. Except as set forth in the Financial Statements and liabilities that have arisen since September 30, 2007 in the ordinary course of business (such as inventory purchases, marketing expenditures and carrier costs) or that would not result in a Material Adverse Effect on the Operating Company, to the knowledge of the Operating Company, it has no liabilities or obligations, absolute or contingent (individually or in the aggregate, matured or unmatured, fixed or contingent) of a type required to be reflected as liabilities on a balance sheet prepared in accordance with U.S. generally accepted accounting principles.

3.1.9       Compliance with Other Instruments, None Burdensome, etc. Unless otherwise disclosed to SKT Holdings or SKT in writing or orally at a meeting of the Board of Directors of Management Company, to Operating Company’s knowledge, the Operating Company is not in violation or breach of, or in default under, any term of the Operating Company Agreement, or to the Operating Company’s knowledge, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, Contract, agreement, instrument, judgment or decree, the violation of which would have a Material Adverse Effect on the combined financial results of the Operating Company and Management Company and, to the Operating Company’s knowledge, it is not in violation of any order, statute, rule or regulation applicable to the Operating Company, the violation of which would have a Material Adverse Effect on the Operating Company. The execution, delivery and performance of and compliance with this Agreement and the issuance of the Membership Units have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the Operating Company Agreement or result in the creation of any mortgage, pledge, lien, Encumbrance or charge upon any of the properties or assets of the Operating Company.

3.1.10     Intellectual Property.

(a)  To the knowledge of the Operating Company, the Operating Company owns, has licensed, or has the right to use, all of the patents, trademarks, service marks, copyrights, trade names, software and trade secrets, and any applications therefor or registrations thereof (collectively, “Intellectual Property”) used in the conduct of its business as now conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Operating Company.

(b)  Unless otherwise disclosed to SKT Holdings or SKT in writing or orally at a meeting of the Board of Directors of Management Company or as provided on Schedule 3.1.10, to the knowledge of the Operating Company, (i) it is not infringing upon or misappropriating any Intellectual Property of any third Person, and (ii) no third Person is infringing upon or misappropriating any Intellectual Property of the Operating Company, except in each case as such infringement or misappropriation would not have a Material Adverse Effect on the Operating Company. The Operating Company has not received any written notice of any claimed conflict with respect to any of the foregoing that would have a Material Adverse Effect on the Operating Company, except as has been disclosed to SKT Holdings or SKT.

(c)  The Operating Company has taken commercially reasonable steps to secure all trade secret, proprietary, confidential or other non-public information material to the Operating Company (collectively “Confidential Information”) from general access.

3.1.11     Litigation, etc. Except as has been previously disclosed to SKT Holdings or SKT in writing or orally at a meeting of the Board of Directors of Management Company or as provided on Schedule 3.1.11, there are no actions, suits, or proceedings of which the Operating Company has received notice pending before any court or Governmental Entity or, to the knowledge of the Operating Company, threatened against the Operating Company, which would have a Material Adverse Effect on the Operating Company, or which seek rescission of, seek to enjoin the consummation of, or which questions the validity of, this Agreement or any of the transactions contemplated hereby.

3.1.12     Material Agreements. Each Material Agreement is a valid and binding obligation of the Operating Company, as applicable, and, to the knowledge of the Operating Company, each other party thereto, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws of general application affecting enforcement of creditors’ right generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and has been duly executed and delivered by the Operating Company and, to the knowledge of the Operating Company, each other party thereto. To the knowledge of the Operating Company, there is no existing default or breach by the Operating Company, except for any default or breach that would not have a Material Adverse Effect on the Operating Company.

3.1.13     Governmental Consent, etc. Except for required filings with the Federal Communications Commission and related analysis by “Team Telecom” (including the United States Department of Homeland Security, the United States Department of Justice, the Federal Bureau of Investigation and the Central Intelligence Agency), no consent, approval or authorization of (or designation, declaration of filing with) any Governmental Entity on the part of the Operating Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Membership Units, or the consummation of any other transaction contemplated hereby the failure to receive of which would have a Material Adverse Effect on the Operating Company.

3.1.14     Tax Matters. The Operating Company (i) has filed all tax returns required to have been filed by it prior to the date hereof (“Tax Returns”), (ii) has paid all material Taxes required to have been paid by it prior to the date hereof, (iii) is not under audit or examination by any Governmental Entity relating to Tax Returns or Taxes, and (iv) has not received any notice of any deficiency relating to Tax Returns or Taxes from any Governmental Entity, except in each case as would not have a Material Adverse Effect on the Operating Company or as provided on Schedule 3.1.14.

3.1.15     Brokers or Finders; Other Offers. The Operating Company has not, nor have any of its officers, employees or Members, employed any broker or finder in connection with the transactions contemplated by this Agreement, and no person or entity will have, as a result of the transactions contemplated by this Agreement, any right to, interest in, or claim against or upon the Operating Company or the Parties for, any commission, fee or other compensation as a finder or broker because of any act or omission by the Operating Company or any agent of the Operating Company.

3.2          Representations and Warranties of SKT Holdings. SKT Holdings represents and warrants to the Operating Company as of the date hereof and as of the Closing that:

3.2.1       Organization, Good Standing and Qualification. SKT Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2.2       Governmental Filings; No Violations.

(a)           Except for required filings with the Federal Communications Commission and related analysis by “Team Telecom” (including the United States Department of Homeland Security, the United States Department of Justice, the Federal Bureau of Investigation and the Central Intelligence Agency), no notices, reports or other filings are required to be made by SKT Holdings with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by SKT Holdings from, any Governmental Entity in connection with the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated herein, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Operating Company or Management Company.

(b)           The execution, delivery and performance by SKT Holdings of this Agreement and the Ancillary Agreements to which it is party do not, and the consummation by SKT Holdings of the transactions contemplated hereby will not, constitute or result in a breach or violation of, or a default under, its certificate of incorporation or by-laws or other comparable governing documents.

3.2.3       Required Third Party Consents. No consent or approval of any third party is required by virtue of the execution hereof by SKT Holdings or the consummation of any of the transactions contemplated herein by SKT Holdings to avoid the violation or breach of, or the default under, any agreement to which SKT Holdings is a party or by which it is bound, except for consents and approvals which if not obtained, would not have a Material Adverse Effect on Operating Company or Management Company.

3.2.4       Corporate Authority; Approval. SKT Holdings has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party. This Agreement and each of the Ancillary Agreements to which SKT Holdings is a party are, or will be when executed, the legal, valid and binding agreement of SKT Holdings, enforceable against it in accordance with each of their respective terms, subject to the Bankruptcy and Equity Exception.

3.2.5       No Other Representations and Warranties. Except for representations and warranties contained in this Agreement, none of SKT Holdings nor any of its Affiliates (not including the Operating Company), nor any other Person makes any express or implied representation or warranty on behalf of SKT Holdings with respect to the subject matter of this Agreement.

3.3          Representations and Warranties of EarthLink. EarthLink hereby represents and warrants to SKT Holdings as of the date hereof and as of the Closing that:

3.3.1       Organization, Good Standing and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.3.2       Governmental Filings; No Violations.

(a)           No notices, reports or other filings are required to be made by it or its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or its Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement by it, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Operating Company or Management Company.

(b)           The execution, delivery and performance of this Agreement and the Ancillary Agreements by EarthLink do not, and the consummation by it of the transactions contemplated hereby will not, constitute or result in a breach or violation of, or a default under, its certificate of incorporation or by-laws.

3.3.3       Required Third Party Consents. No consent or approval of any third party is required by virtue of the execution hereof by EarthLink or the consummation of any of the transactions contemplated herein by EarthLink to avoid the violation or breach of, or the default under, any agreement to which EarthLink is a party or by which it is bound, except for consents and approvals which if not obtained, would not have a Material Adverse Effect on Operating Company or Management Company.

3.3.4       Corporate Authority; Approval. EarthLink has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements. This Agreement and each of the Ancillary Agreements are, or will be when executed, the legal, valid and binding agreement of EarthLink, enforceable against EarthLink in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

3.3.5       No Other Representations and Warranties. Except for representations and warranties contained in this Agreement, neither EarthLink nor any of its Subsidiaries or Affiliates, nor any other Person makes any express or implied representation or warranty on behalf of EarthLink with respect to the subject matter of this Agreement.

ARTICLE IV
CERTAIN COVENANTS AND AGREEMENTS

4.1          Conduct of Business.

4.1.1       Conduct of SKT Holdings’ Business. During the period from the date hereof until the Closing, except (x) as otherwise expressly contemplated by this Agreement or any Ancillary Agreement in effect prior to the Closing or (y) as EarthLink shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed), and subject to fiduciary duties to third parties, SKT Holdings shall use commercially reasonable efforts to operate its business, so that its ability to consummate the transactions contemplated by this Agreement, or perform its obligations under this Agreement or the Ancillary Agreements, will not be prevented, materially delayed or materially impaired. Without limiting the foregoing, none of SKT Holdings nor its Subsidiaries shall:

(a)           enter into any Contract or participate in any transaction which conflicts with any material obligation of SKT Holdings under this Agreement; or

(b)           authorize or enter into an agreement to do any of the foregoing.

4.1.2       Conduct of EarthLink’s Business. During the period from the date hereof until the Closing, except (x) as otherwise expressly contemplated by this Agreement or any Ancillary Agreement in effect prior to the Closing or (y) as SKT Holdings shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed), and subject to fiduciary duties to third parties, EarthLink covenants and agrees that it shall use commercially reasonable efforts to operate its business so that EarthLink’s ability to consummate the transactions contemplated by this Agreement, or perform its obligations under this Agreement or the Ancillary Agreements, will not be prevented, materially delayed or materially impaired. Without limiting the foregoing, neither EarthLink nor its Subsidiaries shall:

(a)           enter into any Contract or participate in any transaction which conflicts with any material obligation of EarthLink under this Agreement; or

(b)           authorize or enter into an agreement to do any of the foregoing.

4.1.3       Conduct of Operating Company and Management Company Business. During the period from the date hereof until the Closing, except (x) as otherwise expressly contemplated by this Agreement or any Ancillary Agreement in effect prior to the Closing or (y) as SKT Holdings shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed), and subject to fiduciary duties to third parties, each of the Operating Company and the Management Company shall use commercially reasonable efforts to operate its business, so that the ability of Operating Company and Management Company to consummate the transactions contemplated by this Agreement, or perform their obligations under this Agreement or the Ancillary Agreements, will not be prevented, materially delayed or materially impaired. Without limiting the foregoing, none of Operating Company, Management Company nor their respective Subsidiaries shall:

(a)           enter into any Contract or participate in any transaction which conflicts with any material obligation of either Operating Company or Management Company under this Agreement; or

(b)           authorize or enter into an agreement to do any of the foregoing.

4.2          Registrations, Filings and Consents.

4.2.1       Governmental Filings. Each of SKT Holdings, EarthLink and Operating Company shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement. In addition to the foregoing, each of SKT Holdings, EarthLink and Operating Company shall use commercially reasonable efforts to file or cause to be filed within thirty (30) days following the date of this Agreement (or such shorter period as may be required by applicable law) all documentation, filings and other documents necessary in connection with any required application, report or other filing or request for approval or notifications with any domestic or foreign Governmental Entity from which consent, approval or clearance is required to be obtained in connection with the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, each of SKT Holdings, EarthLink and Operating Company shall have the right to review in advance, and to the extent practicable each will consult the others on, all the information relating to any of SKT Holdings, EarthLink or Operating Company, as the case may be, with respect to the contents of any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of SKT Holdings, EarthLink and Operating Company shall act reasonably and as promptly as reasonably practicable.

4.2.2       Information Necessary for Filings. Each of SKT Holdings, EarthLink and Operating Company shall, upon request by any other party, furnish the others with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of SKT Holdings, EarthLink or Operating Company or any of their respective Subsidiaries or Affiliates to any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement.

4.2.3       Status of Filings. Each of SKT Holdings, EarthLink and Operating Company shall keep the others apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by SKT Holdings, EarthLink or Operating Company or any of their respective Subsidiaries, as the case may be, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement.

4.3          Transfer Taxes. SKT Holdings shall pay any Transfer Taxes imposed with respect to the SKT Holdings Contribution.

4.4          Further Assurances. At any time following the Closing Date, each of SKT Holdings, EarthLink and Operating Company shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Operating Company, the SKT Holdings or EarthLink, as the case may be, and necessary for SKT Holdings, EarthLink or Operating Company, as the case may be, to satisfy its obligations under this Agreement or obtain the benefits contemplated by this Agreement.

ARTICLE V
CONDITIONS TO SKT NOTE PURCHASE AND CLOSING

5.1          Conditions to SKT Holdings’ Obligation to Effect the SKT Note Purchase. SKT Holdings’ obligation to to consummate the Note Purchase contemplated under Section 2.1A are subject to the satisfaction or waiver prior to the Note Purchase Date of each of the following conditions:

5.1.1       Deposit of Ancillary Agreements in Escrow. Each of EarthLink, Operating Company, Management Company, SKT and SKT Holdings shall have executed and deposited in escrow with Document Escrow Agent each of the Ancillary Agreements to which it is a party.

5.1.2       Issuance by Operating Company of Replacement Notes. Each of SKT Holdings and EarthLink shall have received, in full substitution of their respective Secured Promissory Notes issued by the Operating Company on July 25, 2007, Secured Exchangeable Promissory Notes in substantially the forms attached hereto as Exhibit F-1 and Exhibit F-2, respectively.

5.2          Conditions to Each Party’s Obligation to Effect the Closing. The respective obligations of the Parties to consummate the transactions contemplated under Article II (except for Section 2.1A) are subject to the satisfaction or waiver prior to the Closing Date of each of the following conditions:

5.2.1       Governmental Filings. All Governmental Filings, the failure of which to be made or obtained would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Operating Company or Management Company or prevent or materially delay or impair the consummation of the transactions contemplated hereby, in each case shall have been made or obtained (as the case may be) pursuant to a Final Order, free of any conditions (other than conditions that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Operating Company or Management Company following the Closing). For the purposes of this Agreement, “Final Order” means an action or decision that has been granted as to which (i) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) no Governmental Entity has undertaken to reconsider the action on its own motion and the time within which it may initiate such reconsideration has passed, and (iv) no appeal is pending or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed. For the purpose of this Section 5.1.1, “Government Filing” shall be deemed to include the receipt of the approval of the Federal Communications Commission in respect of the application for Section 214 authorizations for assignment or transfer of control (the “FCC Approval”).

5.2.2       No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (an “Order”), no Governmental Entity shall have instituted any proceeding seeking any such Order and no third party shall have instituted any proceeding seeking any such Order that is reasonably likely to be enacted, issued or promulgated.

5.2.3       Organizational Documents. The Parties shall have filed the Certificate of Incorporation with the Secretary of State of the State of Delaware.

5.3          Conditions to Obligation of EarthLink and Operating Company. The obligation of EarthLink and Operating Company to consummate the transactions contemplated under Article II (other than under Section 2.1A) is further subject to the satisfaction or due waiver by EarthLink and Operating Company at or prior to the Closing of each of the following conditions:

5.3.1       Delivery of Ancillary Agreements. Document Escrow Agent shall have delivered to EarthLink and Operating Company each of the Ancillary Agreements fully executed by SKT Holdings and SKT, as applicable, and any Ancillary Agreements in effect prior to the Closing shall not have been terminated.

5.3.2       Third Party Consents. SKT Holdings shall have obtained and made available to EarthLink and the Operating Company the consent or approval (in form and substance reasonably satisfactory to EarthLink) of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, except those for which the failure to obtain such consent or approval is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Operating Company or the Management Company.

5.3.3       SKT Holdings Contribution. SKT Holdings shall have exchanged the Additional Note and the Note for Preferred Membership Units of the Operating Company in accordance with Section 2.3.

5.4          Conditions to Obligations of SKT Holdings. The obligations of SKT Holdings to consummate the transactions contemplated under Article II (except for Section 2.1A) are further subject to the satisfaction or due waiver by SKT Holdings on or prior to the Closing Date of each of the following conditions:

5.4.1       Representations and Warranties. The representations and warranties of the Operating Company contained herein that are qualified by reference to Material Adverse Effect or another materiality qualifier shall be true and correct as of the date hereof and as of the Closing Date as if made as of the Closing Date, and all other representations and warranties of the Operating Company shall be true and correct as of the date hereof and as of Closing as if made as of the Closing Date, except for such inaccuracies as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Operating Company (except in each case that representations and warranties that are made as of a specific date or as of the date hereof need be true and correct only as of such date), and SKT Holdings shall have received a certificate to such effect dated the Closing Date and executed by duly authorized officers of Operating Company.

5.4.2       Covenants. The covenants and agreements of Operating Company to be performed or complied with on or prior to the Closing shall have been duly performed or complied with, as the case may be, in all material respects, and SKT Holdings shall have received a certificate to such effect dated the Closing Date and executed by duly authorized officers of Operating Company.

5.4.3       Delivery of Ancillary Documents. Document Escrow Agent shall have delivered to SKT Holdings each of the Ancillary Agreements fully executed by EarthLink, Operating Company and Management Company, as applicable, and any Ancillary Agreements in effect prior to the Closing shall not have been terminated.

5.4.4       Third Party Consents. Operating Company and EarthLink shall have obtained and made available to SKT Holdings the consent or approval (in form and substance reasonably satisfactory to SKT Holdings) of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement and the Ancillary Documents, except those for which the failure to obtain such consent or approval is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Operating Company or Management Company.

ARTICLE VI
TERMINATION

6.1          Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of SKT Holdings and EarthLink; or

(b)           by SKT Holdings or EarthLink, by giving written notice of such termination to the other Parties, if any other Party shall have breached any of its material obligations or agreements under this Agreement and such breach shall be incapable of cure or has not been cured within sixty (60) days following the giving of written notice by the non-breaching Party to the other Parties of such breach; provided that the cure period may be extended for an additional thirty (30) days if the breach is capable of being cured and the breaching party is actively and diligently exerting good faith efforts to cure the breach; or

(c)           by either SKT Holdings or EarthLink, by giving written notice of such termination to the other Parties, if (i) any order permanently enjoining or otherwise prohibiting consummation of the transactions contemplated hereby shall become final and non-appealable or (ii) any required regulatory approval or review is not completed within ninety (90) days from the date hereof; or

(d)           by either SKT Holdings or EarthLink, by giving written notice of such termination to the other, if the Closing shall not have occurred on or prior to three (3) months following the date hereof (the “Termination Date”); provided that a Party will not have the right to terminate this Agreement pursuant to this Section 6.1(d) for so long as such Party is in material breach of its obligations under this Agreement.

6.2          Effect of Termination. In the event of the termination of this Agreement in accordance with Section 6.1 hereof, this Agreement shall thereafter become void and have no effect, and no Party hereto or its Affiliates or their respective directors, officers, employees, agents or advisors shall have any liability to the other Party hereto or its Affiliates or their respective directors, officers or employees, except for the obligations of the parties hereto contained in this Section 6.2 and in Sections 7.2 (Expenses), 7.3 (Public Disclosure), 7.9 (Notices), 7.10 (Governing Law) and 7.11 (Dispute Resolution) hereof, the agreements contained in Section 7.16 (Amendment of Note Purchase and Security Agreement and Guaranty) and except that nothing herein will relieve any Party from liability for any breach of this Agreement prior to such termination.

ARTICLE VII
MISCELLANEOUS

7.1          Entire Agreement; Amendment and Waiver. This Agreement (including any Exhibits and Schedules hereto) and the Ancillary Agreements (including any exhibits and schedules thereto), supersede all prior agreements, written or oral, among the Parties with respect to the subject matter hereof and thereof and contain the entire agreement among the Parties with respect to the subject matter hereof and thereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by Operating Company, SKT Holdings and EarthLink. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

7.2          Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the Parties shall bear their own respective expenses (including, but not limited to, Transfer Taxes and all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

7.3          Public Disclosure. Each Party hereby agrees that, except as may be required to comply with the requirements of applicable Law or the rules and regulations of any national securities exchange upon which the securities of one of the Parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by the Parties; provided, however, that to the extent that either Party to this

Agreement is required by Law or the rules and regulations of any stock exchange upon which the securities of one or more of the Parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with and delivery of a copy of the proposed disclosure substantially in the form it will be disclosed to the public to the other Party, if consultation and delivery is reasonably practicable.

7.4          Assignment. No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties; provided that any Party may assign this Agreement to an Affiliate so long as the Party assigning this Agreement agrees to guarantee, without restriction, the performance of all such Affiliate’s obligations hereunder. Notwithstanding the foregoing, SKT Holdings may assign its rights and obligations under this Agreement to a direct or indirect wholly-owned Subsidiary of SKT.

7.5          Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

7.6          Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties and Management Company and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than SKT Holdings, EarthLink, Operating Company or their respective successors any rights or remedies under or by reason of this Agreement. Without limiting the foregoing, under no circumstances will any third party (including without limitation any creditors of any Party or of Management Company) be entitled to rely upon any covenant of any Party hereto to make any capital contribution hereunder.

7.7          Counterparts. For the convenience of the Parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute the same agreement.

7.8          Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.9          Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first calendar day following the date of delivery in person or by telecopy (in each case with telephonic confirmation of receipt by the addressee), (ii) on the first calendar day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery or (iii) on the first calendar day that is at least five (5) days following deposit in the mails, if sent by registered or certified mail, to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SKT Holdings:

SK Telecom USA Holdings, Inc.

c/o SK Telecom Co., Ltd.

11, Euljiro2-ga, Jung-gu

Seoul 100-999, Korea

Attention:  Mr. Seung-Kook Synn

Facsimile: (822) 6100-7966

with a copy to:

Baker & McKenzie LLP

14th Floor, Hutchinson House, 10 Harcourt

Hong Kong, SAR

Attention:  Mr. Won Lee

Facsimile:  (852) 2845-0476

If to EarthLink:

EarthLink, Inc.

1375 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention:  Chief Executive Officer

Facsimile:  (404) 892-7616

Copy to:  General Counsel

with a copy to:

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

Atlanta, Georgia 30308

Attention:  David M. Carter

Facsimile:  (404) 962-6598

If to Operating Company:

HELIO LLC

10960 Wilshire Blvd., Suite 700

Los Angeles, California 90024

Attention:  Sky D. Dayton, Chief Executive Officer

Facsimile:  (310) 996-1368

with a copy to:

HELIO, Inc.

10960 Wilshire Blvd., Suite 700

Los Angeles, California 90024

Attention:  Legal Department

Facsimile:  (310) 312-8889

With a copy to:

Kirkpatrick & Lockhart Preston Gates Ellis LLP

10100 Santa Monica Blvd, Seventh Floor

Los Angeles, California 90067

Attn:  Thomas J. Poletti

Facsimile:  (310) 552-5001

Any notice given by mail shall be effective when received.

7.10        Governing Law. This Agreement and the rights and obligations of the Parties shall be governed by and construed in accordance with and subject to the laws of the State of New York.

7.11        Survival of Representations, Warranties and Covenants. The representations and warranties of the parties contained herein shall survive the Closing hereunder for a period equal to two (2) years, with the exception of Section 3.1.4, Section 3.1.5 and Section 3.1.8 hereof which shall survive for the applicable statute of limitations. Each of the parties may rely on such representations and warranties irrespective of any investigation made, or notice or knowledge held, by it or any other person. All statements contained in any certificate or other instrument delivered by any party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by such party under this Agreement, subject to the qualifications set forth herein and therein. Any covenant of the parties contained herein shall survive the Closing hereunder for an indefinite period of time hereunder unless otherwise specified herein.

7.12        Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section 7.12, which shall be the sole and exclusive procedure for the resolution of any such dispute.

7.12.1     Negotiation Between Executives. Operating Company, EarthLink and SKT Holdings shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by direct negotiation among executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement, unless there is no executive of a higher level. Any Party may give the other Parties written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving Parties shall submit to the others a written response. The notice and the response shall include:  (a) a statement of each Party’s position and a summary of arguments supporting that position; and, (b) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within thirty (30) days after delivery of the disputing Party’s notice, the executives of each of Operating Company, SKT Holdings and EarthLink shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the others will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

7.12.2     Mediation With Mutually Agreed-Upon Neutral. If the dispute has not been resolved by negotiation within forty-five (45) days of the disputing Party’s notice, or if Operating Company, SKT Holdings and EarthLink fail to meet within twenty (20) days, Operating Company, SKT Holdings and EarthLink shall submit the dispute to non-binding mediation under the then-current CPR Institute for Dispute Resolution’s (“CPR”) Model Mediation Procedure for Business Disputes, and endeavor (but not be obligated) to settle the dispute in such mediation. CPR’s address at the time of this Agreement is 366 Madison Avenue, 14th Floor, New York, New York 10017 (212-949-6490) and its website is “www.cpradr.org.”  Operating Company, SKT Holdings and EarthLink agree to use their best efforts and good faith to agree mutually on a mediator, to be selected from the CPR Technology Panel of Neutrals. If Operating Company, SKT Holdings and EarthLink fail to select a mutually acceptable mediator within thirty (30) days after any party’s notice to the others party that they request non-binding mediation pursuant to this subsection, CPR will appoint a mediator from the Technology Panel.

7.12.3     Arbitration. All disputes arising out of or relating to this Agreement not resolved pursuant to non-binding mediation within thirty (30) days or as this time period may be extended by written agreement of the Parties shall be settled finally in an arbitration conducted under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) and as provided in this Section 7.12.3.

(a)           The arbitration proceedings shall be conducted in New York, New York, U.S.A.

(b)           The arbitration proceedings shall be governed by the laws of the State of New York.

(c)           The language of the arbitration proceedings shall be English.

(d)           The arbitral tribunal shall consist of three (3) arbitrators, one (1) of whom shall be selected by SKT Holdings, one (1) of whom shall be selected by EarthLink, and one (1) of whom shall be selected by the Operating Company.

(e)           The International Bar Association’s Rules on the Taking of Evidence in International Commercial Arbitration shall apply together with the ICC Rules governing any submission to arbitration incorporated in this Agreement.

(f)            Every award shall be binding on each of Operating Company, SKT Holdings and EarthLink. By submitting the dispute to arbitration under the ICC

Rules, the Parties undertake to carry out any award without delay and shall be deemed to have waived their right to any form of recourse insofar as such waiver can validly be made.

(g)           This agreement to arbitrate shall be binding on the Parties and their respective successors, assigns and Affiliates.

(h)           The prevailing Party in any arbitration proceeding conducted pursuant to this Agreement may recover its reasonable fees both for legal representation and related costs in any action to enforce this Agreement in any judicial or arbitration proceeding.

(i)            The Parties waive any right or claim to punitive or exemplary damages and agree that punitive or exemplary damages are not within the contemplation of this Agreement. No arbitral tribunal may order an award consisting in whole or in part of punitive or exemplary damages.

7.12.4     Tolling of Statutes of Limitation. All applicable statutes of limitation and defenses based on the passage of time shall be tolled while the procedures specified in Section 7.12 are pending. Operating Company, SKT Holdings and EarthLink shall take such action, if any, required to effectuate such tolling.

7.12.5     Right to Injunctive Relief Before Appointment of Arbitrators. With respect to any violations of this Agreement that would cause or might cause irreparable injury to any one of the Parties to this Agreement (and any time periods and notice periods specified thereon), such Party may, in addition to any other rights under this Agreement or any Ancillary Agreement and notwithstanding the dispute resolution procedures including, particularly, the mediation provisions and arbitration agreement contained in this Section 7.12 (and any time periods and notice periods specified thereon), seek specific performance of this Agreement and injunctive relief in any court of competent jurisdiction against any ongoing violation of this Agreement. Prior to the appointment of the arbitrators pursuant to the arbitration agreement, any Party hereto may seek provisional or interim measures from any court of competent jurisdiction. After the appointment of the arbitrators, the arbitrators shall have exclusive power to consider and grant requests for provisional or interim measures.

7.13        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Party or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Parties or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.14        No Personal Liability. The Parties agree that they shall have no claim or right to bring any claim against and hereby waive, release, acquit and forever discharge all employees, officers, directors, and/or shareholders of the Operating Company or the Management Company, including, but not limited to, those persons listed in the definition of “knowledge”, or “knowledge of the Operating Company” as provided in Section 1.1 hereof, from any and all claims, actions, charges, complaints, grievances and causes of action arising out of any actual or alleged breach of any of the representations, warranties, covenants or any other agreements made herein except to the extent of willful misconduct by such officer as determined by a final, definitive and nonappealable judgment adjudicated in a court of competent jurisdiction. It is further expressly understood and agreed by the Parties, SKT and the Management Company, that this Section 7.14 and all of its terms shall be binding upon their respective representatives, affiliates, heirs, executors, administrators, successors and assigns.

7.15        Further Assurances. At any time following the Closing Date, each of the SKT Holdings, EarthLink and Operating Company shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Operating Company, SKT Holdings or EarthLink, as the case may be, and necessary for SKT Holdings, EarthLink or Operating Company, as the case may be, to satisfy its obligations under this Agreement or obtain the benefits contemplated by this Agreement.

7.16        Amendment of Note Purchase and Security Agreement and Guaranty. Each of the Parties and Management Company hereby agrees to amend that certain Note Purchase and Security Agreement and Guaranty, dated July 23, 2007 (the “Note Purchase Agreement”), as follows:

7.16.1     Section 1(o) of the Note Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Maximum Note Amount” shall mean Two Hundred Ten Million Dollars ($210,000,000).”

and the references to “$200,000,000” in Section 1(d) and Section 1(k) of the Note Purchase Agreement shall be deleted and replaced with “$210,000,000”.

7.16.2     The last sentence in Section 1(e) of the Note Purchase Agreement shall be deleted in its entirety.

7.16.3     The last sentence in Section 2.2(a) of the Note Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Notes shall only be purchased by Lenders on a Purchase Date and the Note purchased by a Lender on such Purchase Date shall be the amount set forth in the Purchase Notice.”

7.16.4     The second sentence of Section 2.2(b) of the Note Purchase Agreement shall be deleted in its entirety and replaced with the following:

“On each Closing Date, provided the conditions precedent specified herein have been satisfied or waived, the Lenders shall purchase the Commitments requested to be purchased by the Company pursuant to the applicable Purchase Notice.”

7.16.5     Section 2.4(b) of the Note Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Each Lender shall purchase Notes hereunder according to its Commitment, and the Company shall make each payment or prepayment of principal of the Notes or of interest on the Notes to the Lenders in accordance with their Pro Rata Share of the Commitments.”

7.16.6     The last sentence in Section 8.3 of the Note Purchase Agreement shall be deleted in its entirety and replaced with the following:

“The rights of EarthLink and SKT USA with respect to the foregoing Collateral shall be in proportion to each Lender’s Pro Rata Share, and neither will have priority over the other Lender with respect to the proceeds thereof.”

7.16.7     The fifth paragraph of the Form of Note contained in Exhibit B to the Note Purchase Agreement shall be deleted in its entirety and replaced with the following:

“This Note is one of a series of Notes issuable to the Lenders pursuant to the terms of the Purchase Agreement and in accordance with the Lenders’ Commitments as described therein. All payments made to Lenders under this Note and any other Notes shall be made by the Company to each Lender at the same time and in proportion to each Lender’s Pro Rata Share. No Lender shall have a priority of payment over another Lender with respect to payments due under the Notes.”

7.16.8     The second paragraph of the Form of Purchase Notice contained in Exhibit C to the Note Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Pursuant to Sections 2.1 and 2.2 of the Purchase Agreement, the Company desires that [EarthLink/SKT USA] purchase a Note in a principal amount of $          . The proceeds of such Note shall be applied in accordance with Section 2.3 of the Purchase Agreement.”

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the Parties hereto as of the date first written above.

HELIO LLC

By:	/s/ Dr. Wonhee Sull
	Name:	Dr. Wonhee Sull
	Title:	President and COO

SK TELECOM USA HOLDINGS, INC.

By:	/s/ Jin Woo So
	Name:	Jin Woo So
	Title:	President and CEO

EARTHLINK, INC.

By:	/s/ Samuel R. DeSimone, Jr.
	Name:	Samuel R. DeSimone, Jr.
	Title:	EVP, General Counsel

For purposes of Section 2.1.1, Article IV, and Section 7.16 only:
HELIO, INC.

By:	/s/ Dr. Wonhee Sull
	Name:	Dr. Wonhee Sull
	Title:	COO

[Signature Page to Contribution Agreement]